Exhibit 99.5

[●], 2020

To the Shareholders of Empire Bancorp, Inc.:

As described in the proxy statement/prospectus dated [•], 2020 delivered to you concurrently with this letter and accompanying Election Form and Letter of Transmittal, Flushing Financial Corporation (“Flushing”), Empire Bancorp, Inc. (“Empire”) and Lighthouse Acquisition Co., Inc. (“Merger Sub”) entered into Amendment No. 2, dated August 14, 2020 (the “amendment”), to the Agreement and Plan of Merger, dated October 24, 2019 (the “original merger agreement”), as previously amended by Amendment No. 1, dated December 6, 2019 (“amendment no. 1”). We collectively refer to the original merger agreement, as amended by amendment no. 1, as the “merger agreement,” and as further amended by the amendment, the “amended merger agreement”. The merger agreement, which provides for the merger of Merger Sub with and into Empire and the merger of Empire with and into Flushing (collectively, the “merger”), and the transactions contemplated by the merger agreement were previously approved by the requisite vote of Empire’s shareholders at a special meeting held on February 27, 2020. In connection with the amendment, Empire will hold another special meeting of its shareholders on October [•], 2020 (the “special meeting”) at which the holders of Empire voting common stock will be asked to vote to adopt and approve the amendment and the transactions contemplated by the amended merger agreement. The merger is anticipated to be completed in the fourth quarter of 2020, but there can be no assurance that will be the case. In order to complete the merger, the holders of Empire voting common stock must approve the amendment at the special meeting and both Flushing and Empire must satisfy certain customary closing conditions, including the receipt or waiver of applicable regulatory approvals related to the amendment in accordance with the prior regulatory approval orders. As a result of the merger, you will be entitled to elect to receive consideration in the form of shares of common stock, par value $0.01 per share, of Flushing (“Flushing common stock”), cash or a combination of both, or to make no election. Subject to the election, allocation and proration procedures described in this document, the amended merger agreement and the proxy statement/prospectus, you will be entitled to receive, in exchange for each share of voting common stock, par value $0.01 per share, of Empire or non-voting common stock, par value $0.01 per share, of Empire (collectively, “Empire common stock”) that you own at the effective time of the merger, either (i) a cash payment of $14.04, without interest (the “cash consideration”), or (ii) 0.6548 shares of Flushing common stock (the “stock consideration” and together with the cash consideration, the “merger consideration”). The U.S. federal income tax consequences of the merger to you may depend on whether you receive cash, Flushing common stock, or a combination of cash and Flushing common stock in exchange for your shares of Empire common stock and will depend on the facts of your particular situation. You should consult your own tax advisors regarding your election decision.

Pursuant to the terms of the amended merger agreement, 50% of the total number of shares of Empire common stock to be converted in the merger will be converted into cash consideration, and the remaining 50% of the total number of shares of Empire common stock will be converted into stock consideration. As a result, if more Empire shareholders make valid elections to receive either Flushing common stock or cash than is available as merger consideration under the amended merger agreement, those Empire shareholders electing the over-subscribed form of consideration may have the over-subscribed consideration proportionately reduced and substituted with consideration in the other form, despite their election.

Flushing will not issue fractional shares or certificates for fractional shares. Instead, Flushing will pay to each holder of Empire common stock who would otherwise be entitled to a fractional share of Flushing common stock an amount in cash, without interest, rounded to the nearest cent, determined by multiplying (i) the volume-weighted average trading price of Flushing common stock on NASDAQ (as reported by The Wall Street Journal) for the five consecutive trading days ending on the last trading day preceding the effective time of the merger, by (ii) the fraction of a share of Flushing common stock (rounded to the nearest thousandth when expressed in decimal form) that such holder would otherwise have been entitled to receive. You should carefully read the proxy statement/prospectus as amended and supplemented from time to time (including the amendment, the original merger agreement and amendment no. 1, attached as Annex A, Annex B and Annex C, respectively, to the proxy statement/prospectus) before completing the accompanying Election Form and Letter of Transmittal.

We are asking you now to elect the form of consideration you wish to receive. In order to exchange your shares of Empire common stock for merger consideration, the accompanying Election Form and Letter of Transmittal and related documents must be completed and returned to Computershare, which has been appointed by Flushing to act as the election and exchange agent (“Exchange Agent”) for the merger. As more fully described in the Election Form and Letter of Transmittal, you may elect to receive in exchange for the Empire common stock that you own either (x) all cash, (y) all Flushing common stock, or (z) a combination of cash and Flushing common stock, or you may make no election. If you wish to elect the type of consideration that you would like to receive in the merger, you should carefully review and follow the instructions contained in the enclosed Election Form and Letter of Transmittal. Please note that any election that you make will be subject to the allocation and proration procedures described in the amended merger agreement and the proxy statement/prospectus to ensure that 50% of the total number of shares of Empire common stock to be converted in the merger will be converted into stock consideration. As a result, we cannot assure you that you will receive the form of consideration you elect to receive.

An Election Form and Letter of Transmittal, dated February 28, 2020, was previously delivered to Empire shareholders of record as of January 7, 2020. If you previously made a valid election you are not required to confirm that election and such election remains valid unless and until you, at any time before the Election Deadline, change or revoke such election in accordance with the procedures described in the accompanying Election Form and Letter of Transmittal.

Please review the enclosed materials carefully and, if you have not previously made a valid election or if you wish to change your previous election, return your completed Election Form and Letter of Transmittal and related documents in the envelope provided with these materials, at your earliest convenience but no later than the Election Deadline. To make a valid election for the form of consideration you wish to receive, the enclosed Election Form and Letter of Transmittal must be received by the Exchange Agent by 5:00 p.m., Eastern Time, on the Election Deadline. The Election Deadline is October [●], 2020, which is the date of the special meeting, or such later date and time as Flushing and Empire mutually agree.

We make no recommendation about whether you should elect to receive Flushing common stock, cash, or a combination of cash and Flushing common stock in the merger. Each shareholder must make his or her own decision about the election, bearing in mind the consideration received and the tax consequences of the election chosen. If you have a particular preference about the form of consideration you wish to receive for your Empire common stock, you are encouraged to make an election because shares for which an election is made will have priority over shares for which no election is made if allocation and proration of consideration becomes necessary.

Please make sure that you submit a confirmation of a book-entry transfer to the Exchange Agent of your shares of Empire common stock, or a properly completed Notice of Guaranteed Delivery, with your Election Form and Letter of Transmittal in the envelope provided with these materials. Do not send election materials to Flushing or Empire. If the Exchange Agent does not receive a properly completed Election Form and Letter of Transmittal accompanied by a confirmation of a book-entry transfer to the Exchange Agent of your shares of Empire common stock, or a properly completed Notice of Guaranteed Delivery, your election will be invalid and the form of consideration you receive will be determined for you in accordance with the terms of the amended merger agreement.

If you have any questions about completion of the Election Form and Letter of Transmittal, please contact Morrow Sodali, at (800) 662-5200 or EMPK@investor.morrowsodali.com.

Empire Bancorp, Inc.	Flushing Financial Corporation

Douglas C. Manditch	John R. Buran
Chairman, Chief Executive Officer and Secretary	President and Chief Executive Officer

ELECTION FORM AND LETTER OF TRANSMITTAL

This Election Form and Letter of Transmittal relates to the proposed merger of Lighthouse Acquisition Co., Inc. (“Merger Sub”) with and into Empire Bancorp, Inc. (“Empire”) and the merger of Empire with and into Flushing Financial Corporation (“Flushing”) (collectively, the “merger”) pursuant to the Agreement and Plan of Merger, dated October 24, 2019 (the “original merger agreement”), as amended by Amendment No. 1 to the original merger agreement, dated December 6, 2019 (“amendment no. 1” and, together with the original merger agreement, the “merger agreement”), as further amended by Amendment No. 2 to the merger agreement, dated August 14, 2020 (the “amendment” and, together with the merger agreement, the “amended merger agreement”).

Please return your Election Form and Letter of Transmittal and related materials in the accompanying envelope provided to Computershare, the Exchange Agent for the transaction, as indicated below:

Please read and follow the accompanying instructions carefully and deliver to:

Computershare Trust Company, N.A.

By Mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Registered Mail or Overnight Courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021

The instructions contain important information about this Election Form and Letter of Transmittal. To make a valid election, your materials must be received by the Exchange Agent not later than 5:00 p.m., Eastern Time, on the Election Deadline. The Election Deadline is October [●], 2020, which is the date of the special meeting of Empire shareholders (the “special meeting”) during which holders of Empire voting common stock will be asked to vote to adopt and approve the amendment and the transactions contemplated by the amended merger agreement, or such later date and time as Flushing and Empire mutually agree. Delivery of this Election Form and Letter of Transmittal and related materials to an address other than as set forth above will not constitute a valid delivery.

If you have questions about this Election Form and Letter of Transmittal, please contact Morrow Sodali, at (800) 662-5200 or EMPK@investor.morrowsodali.com.

1.	EMPIRE COMMON STOCK, PAR VALUE $0.01 PER SHARE (“EMPIRE COMMON STOCK”)—See Instruction 2.

DESCRIPTION OF EMPIRE SHARES SURRENDERED

(Please fill in. Attach separate schedule if needed.)

Name(s) and Address of Registered Holder(s)

(Please correct details if incorrect or fill in, if blank)

(Please ensure name(s) appear(s) exactly as on the confirmation of book-entry transfer to the Exchange Agent)

Number of Shares of Empire common stock (please indicate whether voting (V) or non-voting (NV))

TOTAL SHARES

2.	ELECTION CHOICES—See Instructions 3-5

Pursuant to the amended merger agreement, and subject to the allocation and proration procedures described therein, each Empire shareholder is entitled to elect to receive, in exchange for each share of Empire common stock owned at the effective time of the merger, either (1) a cash payment of $14.04, without interest (the “Cash Consideration”), or (2) 0.6548 shares of Flushing common stock (the “Stock Consideration”). This election governs the consideration that you, as a shareholder of Empire, will receive if the merger is consummated, subject to the allocation and proration procedures set forth in the amended merger agreement. This election also may affect the U.S. federal income tax consequences of the merger to you. For a full discussion of the merger and the effect of this election, see the proxy statement/prospectus, dated [•], 2020 (as amended and supplemented from time to time, the “Proxy Statement”). Select and complete one box below to elect the form of consideration you wish to receive for your shares of Empire common stock. We cannot assure you that you will receive the form of consideration you elect to receive. If you fail to properly make an election, you will be deemed to have made “No Election.”

I hereby elect to receive the following as consideration for all of my shares of Empire common stock: (check only one box)

☐	All Cash Election. Mark this box to elect to receive the Cash Consideration for each share of Empire common stock owned, subject to proration.

☐	All Stock Election. Mark this box to elect to receive the Stock Consideration for each share of Empire common stock owned, subject to proration.

☐

Mixed Election. Mark this box to elect to receive the Cash Consideration for some of the shares of Empire common stock owned and the Stock Consideration for the remainder of the shares of Empire common stock owned, subject to proration. If you mark this box you must also indicate below the whole number of your shares of Empire common stock that you wish to exchange for the Cash Consideration and the whole number of your shares of Empire common stock that you wish to exchange for the Stock Consideration:

(whole numbers of shares only)
(a) Empire common stock to be exchanged for the Cash Consideration:

(b) Empire common stock to be exchanged for the Stock Consideration:

Total Empire common stock owned:*

*Important:	The sum of (a) and (b) must equal the total number of shares Empire common stock that you own (as listed in Section 1 above).

☐

No Election. I/we make no election. I/we, the undersigned, acknowledge and understand that by making no election the form of consideration that I/we will receive as a result of the merger will be determined in accordance with the terms of the amended merger agreement.

3.	Certification and Required Signatures—See Instruction 6

I/we, the undersigned, have full authority and hereby surrender to you for exchange the shares of Empire common stock identified in Section 1 above. I/we, the undersigned, agree, upon request, to execute and deliver any additional documents Flushing or the Exchange Agent tells me/us are necessary or desirable to complete the exchange of my/our Empire common stock. I/we certify that I/we have reviewed the accompanying instructions and have complied with all requirements stated therein. I/we acknowledge that any election made in Section 2 above is subject to allocation and proration as provided in the amended merger agreement and as described in the Proxy Statement. Therefore, I/we acknowledge that I/we may receive a different form of consideration from the form I/we elected. I/we hereby authorize the Exchange Agent to rely upon all representations, certifications, and instructions accompanying this Election Form and Letter of Transmittal.

REGISTERED HOLDER(S) OR AGENT - REQUIRED SIGNATURES

IMPORTANT—SIGN HERE

(Complete Substitute Form W-9 Attached)

Signature(s) of Owner(s)

Name(s):

Capacity (full title):

Address:

(Include Zip Code)

Area Code and Telephone Number:

Dated:

(Must be signed by registered holder(s) exactly as name(s) appear(s) on a security position listing or book-entry account statement or by person(s) authorized to become registered holder(s) by documents transmitted herewith.

If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the necessary information above and see Instruction 5.)

SIGNATURE GUARANTEE(S) (If required see Instruction 6)
FOR USE BY FINANCIAL INSTITUTIONS ONLY FINANCIAL INSTITUTIONS: PLACE MEDALLION GUARANTEE IN SPACE BELOW.

Authorized signature(s):

Name:

Title:

Name of Firm:

Address:
(Include Zip Code)

Area Code and Telephone Number:

Dated:

SPECIAL PAYMENT INSTRUCTIONS

(See Instruction 6)

To be completed ONLY if any shares of Flushing common stock and/or any check for cash payable in the merger (less any amounts required to be withheld for taxes) are to be issued in the name of someone other than the undersigned.

Issue: ☐ Check ☐ Shares to:

Name:
(Please Print)

Address:

(Taxpayer Identification No.)

SPECIAL DELIVERY INSTRUCTIONS

(See Instruction 6)

To be completed ONLY if any shares of Flushing common stock and/or any check for cash payable in the merger (less any amounts required to be withheld for taxes) are to be sent to someone other than the undersigned.

Send: ☐ Check ☐ Shares to:

Name:
(Please Print)
Address:

(Taxpayer Identification No.)

INSTRUCTIONS TO ELECTION FORM AND LETTER OF TRANSMITTAL

Please follow these instructions carefully when completing this Election Form and Letter of Transmittal.

1.

ELECTION DEADLINE. To be effective, a properly completed Election Form and Letter of Transmittal must be received by Computershare, the Exchange Agent, not later than 5:00 p.m., Eastern Time, on the Election Deadline. The Election Deadline is October [●], 2020, which is the date of the special meeting, or such later date and time as Flushing and Empire mutually agree. Holders of Empire common stock whose Election Form and Letter of Transmittal and related materials are not properly submitted by the Election Deadline (or who revoke their Election Form and Letter of Transmittal) will be considered Non-Electing shareholders. See Instruction 5 below.

2.

DESCRIPTION OF SHARES SURRENDERED. Insert in the box in Section 1 the number of shares of Empire common stock that you are surrendering herewith. If this information is already provided in the box in Section 1, confirm the information provided and make any necessary corrections.

3.

ELECTION CHOICES. In Section 2, please indicate whether you would like to receive in exchange for your Empire common stock (w) the Cash Consideration only, (x) the Stock Consideration only, (y) a combination, consisting of the Cash Consideration for some of your shares of Empire common stock and the Stock Consideration for the remainder of your shares of Empire common stock, or (z) “No Election.” You may make only one of these choices. Please see “The Merger Agreement—Merger Consideration” beginning on page [88] of the Proxy Statement for more information about the Cash Consideration and the Stock Consideration.

All elections made by Empire shareholders will be subject to allocation and proration as described in the amended merger agreement and in the Proxy Statement if either the Cash Consideration or the Stock Consideration is oversubscribed. As a result, we cannot assure you that you will receive the form of consideration that you elect to receive. Please see “The Merger Agreement—Merger Consideration” beginning on page [88] of the Proxy Statement for more information about the allocation and proration procedures.

None of Flushing, Empire, or the Exchange Agent makes any recommendation as to the form of the consideration that an Empire shareholder should elect to receive in exchange for Empire common stock in the merger. Each holder must make his or her own decision about the election, bearing in mind the consideration received and the tax consequences of the election chosen.

4.

CHANGE OR REVOCATION OF ELECTION. A holder of Empire common stock who has made an election may, at any time before the Election Deadline, (x) change the election by submitting a new Election Form and Letter of Transmittal in accordance with the procedures described herein, or (y) revoke the holder’s election, in each case by providing written notice to the Exchange Agent prior to the Election Deadline.

5.

NON-ELECTING STOCK. Holders of Empire common stock who select “No Election” in Section 2, or who fail to submit a properly completed Election Form and Letter of Transmittal by the Election Deadline, or who revoke their previously submitted Election Form and Letter of Transmittal without timely submitting a new Election Form and Letter of Transmittal, will be deemed to have made “No Election.” Holders of Empire common stock who are deemed to have made “No Election” will receive the Cash Consideration, the Stock Consideration or a combination of the Cash Consideration and the Stock Consideration for their shares of Empire common stock as determined in accordance with the terms of the amended merger agreement.

6.

SIGNATURES. The signature or signatures on the Election Form and Letter of Transmittal should correspond exactly with the name or names on a security position listing or book-entry account statement. If the Election Form and Letter of Transmittal is signed by person(s) authorized to become registered holder(s) of the shares listed in Section 1 pursuant to transfer documents transmitted herewith, the signature or signatures of the registered owner(s) on such documents should correspond exactly with the name(s) on a security position listing or book-entry account statement, and the signature(s) appearing on such documents and on the Election Form and Letter of Transmittal must be guaranteed by an eligible guarantor institution that is a member in the Medallion Signature Guarantee Program.

If the Election Form and Letter of Transmittal is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact, or other person acting in a representative or fiduciary capacity, the person signing must give the person’s full title in that capacity and must submit appropriate evidence of authority to act in that capacity to the Exchange Agent with the Election Form and Letter of Transmittal.

If certificates for shares of Flushing common stock and/or a check for cash (including cash with respect to fractional shares of Flushing common stock) are to be returned in the name of a person other than the person(s) signing this Election Form and Letter of Transmittal or if the check or any shares of Flushing common stock are to be mailed or issued to someone other than the person(s) signing this Election Form and Letter of Transmittal or are to be returned to the person(s) signing this Election Form and Letter of Transmittal at an address other than that shown above, the appropriate “Special Payment Instructions” or “Special Delivery Instructions” boxes on this Election Form and Letter of Transmittal should be completed and a Medallion Signature Guarantee must be included.

7.

METHOD OF DELIVERY. The method of delivery of the Election Form and Letter of Transmittal and all other required documents is at the option and sole risk of the holder. If delivery is by mail, registered mail with return receipt requested, properly insured, or overnight delivery service is recommended.

8.

IRS FORM W-9 or W-8. Under U.S. federal income tax law, a holder of Empire common stock that is a “U.S. person” (as determined for U.S. federal income tax purposes) generally must report and certify such holder’s correct taxpayer identification number (“TIN”) and further certify that such holder is not subject to backup withholding on a U.S. Internal Revenue Service (“IRS”) Form W-9. This Election Form and Letter of Transmittal includes an IRS Form W-9, which each such holder should complete and return with this Election Form and Letter of Transmittal. Failure to provide the information requested on the IRS Form W-9 could result in certain penalties as well as backup withholding on any payments of cash due to such holder. If any such holder has been notified by the IRS that it is subject to backup withholding and the IRS has not subsequently notified such holder that backup withholding has terminated, such holder must strike out the language in clause (2) of Part II on the IRS Form W-9. Holders of Empire common stock that are not “U.S. persons” should complete an appropriate IRS Form W-8, found on the IRS website (www.irs.gov), to avoid backup withholding. In addition, failure by a holder of Empire common stock to provide a properly completed IRS Form W-9 or applicable IRS Form W-8 may result in withholding under the Foreign Account Tax Compliance Act (“FATCA”). For further information concerning backup withholding and FATCA withholding, see the “Important Tax Information” section of this Election Form and Letter of Transmittal.

9.

TRANSFER TAXES. In the event that any transfer, documentary, sales, use, stamp, registration or other similar taxes (“Transfer Taxes”) become payable by reason of the payment of any portion of the merger consideration in any name other than that of the registered holder, such transferee or assignee must pay such Transfer Taxes or establish that such Transfer Taxes have been paid or are not applicable.

10.

DETERMINATIONS. All determinations concerning this Election Form and Letter of Transmittal, including determinations about the effectiveness of any elections (including time of receipt) or the computation of allocations, will be made by Flushing and/or the Exchange Agent. Flushing and/or the Exchange Agent shall have the right, in their sole and absolute discretion, to reject any and all Election Forms and Letters of Transmittal that are not in proper form and to waive any irregularities, and such determinations shall be final and binding. Neither Flushing nor the Exchange Agent is under any obligation to inform any holder of Empire common stock of any defect in an Election Form and Letter of Transmittal, and neither Flushing nor the Exchange Agent will incur any liability for failure to give any such notice.

* * *

Important: This Election Form and Letter of Transmittal (or a manually signed facsimile thereof) together with any signature guarantees, and any other required documents, must be received by the Exchange Agent prior to the Election Deadline.

The Exchange Agent for the Merger is:

Computershare Trust Company, N.A.

Attn: Corporate Actions Voluntary

150 Royall St, Suite V

Canton, MA 02021

TO SHAREHOLDERS OF EMPIRE BANCORP, INC.

ELECTION FORM AND LETTER OF TRANSMITTAL INFORMATION BOOKLET

This information booklet from Flushing Financial Corporation (“Flushing”) is provided to shareholders of Empire Bancorp, Inc. (“Empire”). It answers frequently asked questions, briefly describes your options and provides information and instructions on how to make your election. We urge you to read the instructions to the enclosed Election Form and Letter of Transmittal carefully and review the Frequently Asked Questions below, as well as the proxy statement/prospectus dated [•], 2020 (as amended and supplemented from time to time, the “Proxy Statement”), which you received concurrently with this material and in connection with Empire’s special meeting of shareholders to be held on [•], 2020. After reviewing this material, please complete the Election Form and Letter of Transmittal and send it in the enclosed envelope to Flushing’s exchange agent, Computershare Trust Company, N.A. (the “Exchange Agent”). If you have additional questions after reading this material, you should contact Morrow Sodali, at (800) 662-5200 or EMPK@investor.morrowsodali.com.

The deadline for receipt of your Election Form and Letter of Transmittal and related materials is 5:00 P.M., Eastern time, on October [•], 2020, or such later date and time as Flushing and Empire mutually agree (the “Election Deadline”). We anticipate that the merger will be completed in the fourth quarter of 2020, but there can be no assurance that will be the case.

FREQUENTLY ASKED QUESTIONS

1.	Why have I been sent an Election Form and Letter of Transmittal?

On August 14, 2020, Flushing and Empire entered into Amendment No. 2 (the “amendment”) to the Agreement and Plan of Merger, dated October 24, 2019, by and among Flushing, Empire and Lighthouse Acquisition Co., Inc., a wholly-owned subsidiary of Flushing (the “original merger agreement”), as amended by Amendment No. 1, dated December 6, 2019 (“amendment no. 1”). We collectively refer to the original merger agreement, as amended by amendment no. 1, as the “merger agreement,” and as further amended by the amendment, the “amended merger agreement”). A copy of each of the amendment, the original merger agreement and amendment no. 1 are attached as Annex A, Annex B and Annex C, respectively, to the Proxy Statement. Under the amended merger agreement, you, as an Empire shareholder, have the option to elect to receive, in exchange for each share of Empire common stock that you own at the effective time of the merger, either (1) a cash payment of $14.04, without interest (the “Cash Consideration”), or (2) 0.6548 shares of Flushing common stock (the “Stock Consideration” and, together with the Cash Consideration, the “Merger Consideration”), subject to the proration procedures described in the amended merger agreement.

An Election Form and Letter of Transmittal is being mailed to each shareholder holding Empire common stock. It is to be used by you to make your election as to the form of the Merger Consideration to be received in exchange for your shares of Empire common stock. If you also hold shares with a brokerage firm, you will receive election instructions from that firm.

2.	What is the Election Form and Letter of Transmittal?

The enclosed Election Form and Letter of Transmittal lets us know your election as to the form of the Merger Consideration to be received in exchange for your shares of Empire common stock.

3.	How do I complete the Election Form and Letter of Transmittal?

The Election Form and Letter of Transmittal is divided into separate sections. Instructions for completing each section are set forth in the Election Form and Letter of Transmittal, where applicable.

When completed, please sign and date the Election Form and Letter of Transmittal and send it to the Exchange Agent in the enclosed envelope along with any related materials so that you can make your election as to the form of the Merger Consideration to be received in exchange for your shares of Empire Common Stock. Please see Question 15 for important information concerning the transmittal of your Election Form and Letter of Transmittal to the Exchange Agent. Please note that if your shares are held jointly, signatures of both owners are required.

Consistent with the terms of the amended merger agreement, the Election Form and Letter of Transmittal authorizes the Exchange Agent to take all actions necessary to accomplish the delivery of the Merger Consideration to be received by you in exchange for your shares of Empire common stock.

Please return your Election Form and Letter of Transmittal and any related materials in the enclosed envelope.

4.	How do I make an election if I hold my shares through a broker or other nominee?

If you hold your shares of Empire common stock through a broker or other nominee, they must make an election for your shares on your behalf in accordance with your instructions. Please instruct them how to exchange your shares by completing the election instructions you will receive from them. Please contact your broker with any questions.

5.	When is my Election Form and Letter of Transmittal due?

Your Election Form and Letter of Transmittal and any related materials must be received by the Exchange Agent by the Election Deadline. If you hold your shares through a broker or other nominee, you must return your election instructions to them in time for them to respond by the Election Deadline. Please refer to the instructions provided by your broker or other nominee.

6.	What happens if I do not make an election, indicate more than one election choice on the same Election Form and Letter of Transmittal or miss the Election Deadline?

If you do not make an election, indicate more than one election choice on the same Election Form and Letter of Transmittal or miss the Election Deadline, you will be deemed to have made “No Election.” Holders of Empire common stock who are deemed to have made “No Election” will receive the Cash Consideration, the Stock Consideration or a combination of the Cash Consideration and the Stock Consideration for their shares of Empire common stock as determined in accordance with the terms of the amended merger agreement.

7.	I have received more than one set of identical election materials related to the amended merger agreement in connection with the election. Do I need to complete them all?

Yes. If you received more than one set of election materials, this indicates that you own stock in more than one manner or you own stock in more than one name. For example, you may have shares registered directly with Empire; you may own Empire shares through a third party, such as a broker; or you may own shares in both single name and joint name. Each set of election materials you receive is specific to the manner in which you hold your shares of Empire common stock. Failure to properly complete an Election Form and Letter of Transmittal means that no election will be made with respect to the shares to which that Election Form and Letter of Transmittal applies.

8.	Under the terms of the amended merger agreement, what will I receive in exchange for my Empire shares upon completion of the merger?

You may elect to receive, for each share of Empire common stock that you own at the effective time of the merger, either (1) the Cash Consideration or (2) the Stock Consideration, subject to the proration procedures described in the amended merger agreement. Please note that any election that you make will be subject to the allocation and proration procedures described in the amended merger agreement and the Proxy Statement to ensure that 50% of the total number of shares of Empire common stock to be converted in the merger will be converted into Cash Consideration, and the remaining 50% of the total number of shares of Empire common stock will be converted into Stock Consideration.

9.	Do I have to make the same election with respect to all of the Empire shares that I own?

No. You may elect to receive the Cash Consideration for some of your shares of Empire common stock and the Stock Consideration for the remainder of your shares by checking the applicable box in Section 2 of the Election Form and Letter of Transmittal. For any shares of Empire common stock held by you that are not covered by a validly submitted Election Form and Letter of Transmittal you will be deemed to have made “No Election.”

10.	Am I guaranteed to receive what I ask for on the election form?

No. Pursuant to the terms of the amended merger agreement, 50% of the total number of shares of Empire common stock to be converted in the merger will be converted into Cash Consideration, and the remaining 50% of the total number of shares of Empire common stock will be converted into Stock Consideration. As a result, if Empire shareholders make valid elections to receive either the Stock Consideration or the Cash Consideration for their shares of Empire common stock than is available as Merger Consideration under the amended merger agreement, those Empire shareholders electing the over-subscribed form of consideration may have the over-subscribed form of consideration proportionately reduced and substituted with consideration in the other form, despite their election. Any election that you make will be subject to the allocation and proration procedures described in the amended merger agreement and the Proxy Statement to ensure that 50% of the total number of shares of Empire common stock to be converted in the merger will be converted into Stock Consideration and the remaining 50% of the total number of shares of Empire common stock will be converted into Cash Consideration. As a result, we cannot assure you that you will receive the form of consideration you elect to receive.

11.	Will I receive any fractional shares?

No. Flushing will not issue fractional shares or certificates for fractional shares. Instead, Flushing will pay to each holder of Empire common stock who would otherwise be entitled to a fractional share of Flushing common stock an amount in cash, without interest, rounded to the nearest cent, determined by multiplying (i) the volume-weighted average trading price of Flushing common stock on NASDAQ (as reported by The Wall Street Journal) for the five consecutive trading days ending on the last trading day preceding the effective time of the merger, by (ii) the fraction of a share of Flushing common stock (rounded to the nearest thousandth when expressed in decimal form) that such holder would otherwise have been entitled to receive.

12.	Will I receive a Flushing stock certificate?

Shares of Flushing common stock shall be evidenced in book entry form or, in Flushing’s sole discretion, certificates.

13.	What happens if I already made an election prior to the date of the Proxy Statement and receipt of the Form of Election and Letter of Transmittal?

If you made a valid election prior to the date of the Proxy Statement and receipt of the Form of Election and Letter of Transmittal, such election remains valid unless and until you, at any time before the Election Deadline, change or revoke such election in accordance with the procedures described in the Form of Election and Letter of Transmittal.

14.	What are the tax consequences associated with each of the election options?

The U.S. federal income tax consequences of the merger to you may depend on whether you receive the Cash Consideration, the Stock Consideration or a combination of both in exchange for your shares of Empire common stock. You should consult your own tax advisors regarding your election decision.

15.	How should I send in my signed documents?

An envelope addressed to the Exchange Agent is enclosed with this package. You may use this envelope to return your Election Form and Letter of Transmittal, and any additional documentation that may be required to make your election complete. If you do not have the envelope, you may send the Election Form and Letter of Transmittal and any additional documentation to:

If delivering by mail: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary P.O. Box 43011 Providence, RI 02940-3011	Email Transmission: For Eligible Institutions Only: CANOTICEOFGUARANTEE@computershare.com	If delivering by courier: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary 150 Royall St, Suite V Canton, MA 02021

You may instead choose to send your documentation to the Exchange Agent by an overnight delivery service, also properly insured. The amount of insurance that may be purchased from overnight delivery services may be greater than is available if you send the documents by mail. Please do not return any documents to Flushing or Empire.

16.	Are there any fees associated with the exchange of Empire common stock for the Merger Consideration?

There are no fees associated with the exchange of your Empire common stock for the Merger Consideration unless you request to have any check representing the Cash Consideration or cash in lieu of fractional shares or any Stock Consideration issued in a name(s) other than your name.

17.	How do I change my address on the Election Form and Letter of Transmittal?

Mark through any incorrect address information that is printed on the front of the Election Form and Letter of Transmittal. Clearly print the correct address in the area beside the printed information. If you would like to receive the Merger Consideration at a different address from that imprinted on the front of the Election Form and Letter of Transmittal, please complete the box entitled “Special Delivery Instructions” on the Election Form and Letter of Transmittal.

18.	What do I do if:

(a)	I want the Stock Consideration to be issued to someone else?

(b)	I want the check for any cash to be received by me to be made payable to someone else?

(c)	The owner or co-owner of the Empire common stock is deceased?

Please complete the “Special Payment Instructions” in the Election Form and Letter of Transmittal in order to have any check representing the Cash Consideration or cash in lieu of fractional shares or any Stock Consideration issued to someone else.

19.	Will Empire common stock continue to trade until the effective time of the merger?

Yes. Empire common stock will continue to trade during the election period and until the effective time of the merger. However, after you send your Election Form and Letter of Transmittal to the Exchange Agent, you will not be able to trade your shares of Empire common stock.

20.	Can I revoke my election?

Any election may be revoked prior to the Election Deadline. To revoke or change an election, a written notice of revocation must (1) specify the name of the shareholder having made the election to be revoked, and (2) be signed by the shareholder in the same manner as the original signature on the Election Form and Letter of Transmittal by which such election was made. A new election may be made by submitting a new Election Form and Letter of Transmittal to the Exchange Agent prior to the Election Deadline.

21.	Who do I call if I have additional questions?

You may contact Morrow Sodali, at (800) 662-5200 or EMPK@investor.morrowsodali.com.

DELIVERY INSTRUCTIONS

Please read and follow the accompanying instructions carefully and deliver to:

Computershare Trust Company, N.A.

By Mail:	By Registered Mail or Overnight Courier:
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions	c/o Voluntary Corporate Actions
P.O. Box 43011	150 Royall Street, Suite V
Providence, RI 02940-3011	Canton, MA 02021

NOTICE OF GUARANTEED DELIVERY

To be used by brokers, dealers and other nominees to make an election if the procedures for delivering the necessary documents cannot be completed on a timely basis.

This form, or a facsimile hereof, must be used in connection with your election if:

1.	Time will not permit the Election Form and Letter of Transmittal and other required documents to be delivered to the Exchange Agent on or before 5:00 P.M., Eastern time, on the Election Deadline; or

2.	The procedures for book-entry transfer into the Exchange Agent’s account at The Depository Trust Company (“DTC”) cannot be completed on a timely basis.

This form and the Election Form and Letter of Transmittal may be delivered by hand, mail or facsimile transmission to the Exchange Agent, and must be received by the Exchange Agent on or before the Election Deadline.

The Exchange Agent is:

Computershare Trust Company, N.A.

If delivering by mail: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary P.O. Box 43011 Providence, RI 02940-3011	Email Transmission: For Eligible Institutions Only: CANOTICEOFGUARANTEE@computershare.com	If delivering by courier: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary 150 Royall St, Suite V Canton, MA 02021

Delivery of this form to an address other than as set forth above or transmission via facsimile to a number other than one listed above does not constitute a valid delivery.

The undersigned hereby surrenders to Computershare Trust Company, N.A., the Exchange Agent, upon the terms and subject to the conditions set forth in the proxy statement/prospectus dated [•], 2020, as amended and supplemented from time to time, and the related Election Form and Letter of Transmittal, receipt of which are hereby acknowledged, the number of shares of common stock of Empire Bancorp, Inc. set forth on the reverse side of this Notice of Guaranteed Delivery.

Number of Shares Surrendered:

DTC Account Number:

Name(s) of Record Holder(s):

Address:

Telephone Number: ( )

Social Security Number of Employer Identification Number:

Dated: , 2020

Signature(s)

GUARANTEE

The undersigned, a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office, branch or agency in the United States, hereby guarantees to surrender shares pursuant to the procedure for book-entry transfer into the Exchange Agent’s account at The Depository Trust Company, together with (i) a properly completed and duly executed Election Form and Letter of Transmittal (or facsimile thereof) with any required signature guarantees, and (ii) any other required document, within two business days after the Election Deadline.

Name of Firm:

(Authorized Signature)

Address:	Name:

Title:

Telephone Number: ( )	Dated: , 2020

This form is not to be used to guarantee signatures. If a signature on the Election Form requires a Medallion Signature Guarantee, such guarantee must appear in the applicable space provided on the Election Form and Letter of Transmittal. If you have any questions required the election materials, please call Morrow Sodali, at (800) 662-5200 or EMPK@investor.morrowsodali.com.

IMPORTANT TAX INFORMATION

Under U.S. federal income tax law, a shareholder who surrenders its Empire stock in connection with the merger is required, subject to certain exceptions discussed below, to provide the Exchange Agent with its correct taxpayer identification number (“TIN”) on a U.S. Internal Revenue Service (“IRS”) Form W-9 and certify under penalties of perjury that such TIN is correct and that it is not subject to backup withholding. In general, if a shareholder is an individual, the TIN is the social security number of such individual. If the Exchange Agent is not provided with the correct TIN, a $50 penalty may be imposed by the IRS on the shareholder and any payments of cash made to the shareholder may be subject to backup withholding.

If a shareholder qualifies for an exemption from these backup withholding and reporting requirements (such as the exemption for Subchapter C corporations or the exemption for certain non-U.S. persons, including non-U.S. individuals), then, if the shareholder is a U.S. person for U.S. federal income tax purposes, the shareholder should indicate its exempt status on an IRS Form W-9. If the shareholder is a non-U.S. person for U.S. federal income tax purposes, it must submit an applicable IRS Form W-8BEN-E (Certificate of Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)), signed under penalties of perjury, attesting to the shareholder’s exempt status, or another appropriate IRS Form W-8, as applicable.

If backup withholding applies, the Exchange Agent is required to withhold at a rate not to exceed, under current law, 24% of any payments of cash made to the shareholder. Backup withholding is not an additional tax. Rather, the amount withheld will be credited against the U.S. federal income tax liability of the shareholder subject to backup withholding. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS if the appropriate information is provided in a timely manner to the IRS.

In addition, a shareholder may be subject to a 30% withholding tax under the U.S. Foreign Account Tax Compliance Act (“FATCA”) unless such shareholder submits to the Exchange Agent a properly completed IRS Form W-9 or a properly completed applicable IRS Form W-8 documenting its FATCA-compliant status.

What Number to Give to the Exchange Agent. The shareholder is required to give the Exchange Agent the TIN (e.g., social security number, individual taxpayer identification number or employer identification number) of the record owner of the shares of Empire common stock. If the shares are held in more than one name or are not held in the name of the actual owner, consult the “What Name and Number To Give the Requester” section in the attached IRS Form W-9 or your tax advisor for additional guidance on which number to report.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX ADVISOR OR THE IRS.

Form W-9 (Rev. October 2018) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification ▶ Go to www.irs.gov/FormW9 for instructions and the latest information.	Give Form to the requester. Do not send to the IRS.

Print or type. See Specific Instructions on page 3.	1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.
2 Business name/disregarded entity name, if different from above
3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only one of the following seven boxes.

4 Exemptions (codes apply only to
certain entities, not individuals; see
instructions on page 3):

Exempt payee code (if any)

Exemption from FATCA reporting
code (if any)

(Applies to accounts maintained outside the U.S.)

	☐	Individual/sole proprietor or single-member LLC	☐	C Corporation	☐	S Corporation	☐	Partnership	☐ Trust/estate

☐   Limitedliability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership)  ▶

Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is not disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

☐   Other(see instructions)  ▶

	5 Address (number, street, and apt. or suite no.) See instructions.								Requester’s name and address (optional)
6 City, state, and ZIP code
7 List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN, later.

Note: If the account is in more than one name, see the instructions for line 1. Also see What Name and Number To Give the Requester for guidelines on whose number to enter.

Social security number

	–	–
or
Employer identification number

–

Part II	Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3.	I am a U.S. citizen or other U.S. person (defined below); and

4.	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here	Signature of U.S. person ▶	Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to www.irs.gov/FormW9.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

● Form 1099-INT (interest earned or paid)

● Form 1099-DIV (dividends, including those from stocks or mutual funds)

● Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)

● Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)

● Form 1099-S (proceeds from real estate transactions)

● Form 1099-K (merchant card and third party network transactions)

● Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)

● Form 1099-C (canceled debt)

● Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, later.

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your

Cat. No. 10231X	Form W-9 (Rev. 10-2018)

Form W-9 (Rev. 10-2018)	Page 2

allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See What is FATCA reporting, later, for further information.

Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

● An individual who is a U.S. citizen or U.S. resident alien;

● A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;

● An estate (other than a foreign estate); or

● A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners’ share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States.

● In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;

● In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and

● In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the instructions for Part II for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See Exempt payee code, later, and the separate Instructions for the Requester of Form W-9 for more information.

Also see Special rules for partnerships, earlier.

What is FATCA Reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code, later, and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9.

a. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note: ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or “doing business as” (DBA) name on line 2.

c. Partnership, LLC that is not a single-member LLC, C corporation, or S corporation. Enter the entity’s name as shown on the entity’s tax return on line 1 and any business, trade, or DBA name on line 2.

d. Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

Form W-9 (Rev. 10-2018)	Page 3

e. Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity.” See Regulations section 301.7701-2(c)(2)(iii). Enter the owner’s name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner’s name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on line 2, “Business name/disregarded entity name.” If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box on line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3.

IF the entity/person on line 1 is a(n) . . .	THEN check the box for . . .
● Corporation	Corporation
● Individual ● Sole proprietorship, or ● Single-member limited liability company (LLC) owned by an individual and disregarded for U.S. federal tax purposes.	Individual/sole proprietor or single-member LLC

● LLC treated as a partnership for U.S. federal tax purposes,

● LLC that has filed Form 8832 or 2553 to be taxed as a corporation, or

● LLC that is disregarded as an entity separate from its owner but the owner is another LLC that is not disregarded for U.S. federal tax purposes.

Limited liability company and enter the appropriate tax classification. (P= Partnership; C= C corporation; or S= S corporation)
● Partnership	Partnership
● Trust/estate	Trust/estate

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you.

Exempt payee code.

● Generally, individuals (including sole proprietors) are not exempt from backup withholding.

● Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

● Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

● Corporations are not exempt from backup withholding with respect to attorneys’ fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

    1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

    2—The United States or any of its agencies or instrumentalities

    3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

    4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

    5—A corporation

    6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

    7—A futures commission merchant registered with the Commodity Futures Trading Commission

    8—A real estate investment trust

    9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2]

However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable” (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, write NEW at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.

Form W-9 (Rev. 10-2018)	Page 4

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.

If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note: See What Name and Number To Give the Requester, later, for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.SSA.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/Businesses and clicking on Employer Identification Number (EIN) under Starting a Business. Go to www.irs.gov/Forms to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to www.irs.gov/OrderForms to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days.

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code, earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:		Give name and SSN of:

1.	Individual	The individual

2.	Two or more individuals (joint account) other than an account maintained by an FFI	The actual owner of the account or, if combined funds, the first individual on the account[1]

3.	Two or more U.S. persons (joint account maintained by an FFI)	Each holder of the account

4.	Custodial account of a minor (Uniform Gift to Minors Act)	The minor[2]

5.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]

	b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]

6.	Sole proprietorship or disregarded entity owned by an individual	The owner[3]

7.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A))	The grantor*

For this type of account:		Give name and EIN of:

8.	Disregarded entity not owned by an individual	The owner

9.	A valid trust, estate, or pension trust	Legal entity[4]

10.	Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation

11.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

12.	Partnership or multi-member LLC	The partnership

13.	A broker or registered nominee	The broker or nominee

14.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

15.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B))	The trust

1 List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

2 Circle the minor’s name and furnish the minor’s SSN.

3 You must show your individual name and you may also enter your business or DBA name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

4 List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships, earlier.

*	Note: The grantor also must provide a Form W-9 to trustee of trust.

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records From Identity Theft

Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

● Protect your SSN,

● Ensure your employer is protecting your SSN, and

● Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

Form W-9 (Rev. 10-2018)	Page 5

For more information, see Pub. 5027, Identity Theft Information for Taxpayers.

Victims of identity theft who are experiencing economic harm or a systemic problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at spam@uce.gov or report them at www.ftc.gov/complaint. You can contact the FTC at www.ftc.gov/idtheft or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see www.IdentityTheft.gov and Pub. 5027.

Visit www.irs.gov/IdentityTheft to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.